GRANT OF POWER OF ATTORNEY

A. Power of Attorney. Effective as of January 31, 2017, each entity listed on Schedule A attached hereto, and such additional affiliated entities that shall come into existence from time to time (each, a "Granting Entity"), hereby constitutes and appoints Tracy L. Sedlock and Richard H. Zamboldi as its true and lawful attorneys-in-fact and agent with full power of substitution, in its name, place and stead to make, execute, sign and file such instruments, documents or certificates as may be necessary or proper in the normal course of such Granting Entitys business.

Each Granting Entity hereby further grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Granting Entity might or could do if present, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, including, without limitation, the authority to execute documents on behalf of such Granting Entity in connection with investments made by such Granting Entity or any entity controlled by such Granting Entity. Each Granting Entity acknowledges that no such attorneys-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned entities responsibilities under the tax laws of the United States, any state or other jurisdiction. This Power of Attorney shall remain in full force and effect with respect to each such Granting Entity from the date hereof until revoked by each respective Granting Entity in a signed writing delivered to the foregoing attorneys-in-fact.

B. Consent to Grant of Power of Attorney. As of the date set forth above, each of the undersigned persons, individually and in his capacity as a member, partner or equity holder (each, a "Constituent Member") of a Granting Entity and as a member, partner, trustee or equity holder of any Constituent Member, hereby consents to, and causes each such Granting Entity and Constituent Member, to consent to and cause, the grant of Power of Attorney set forth in Paragraph A above.

Schedule A GRANTING ENTITIES

Accel London Investors 2016 L.P.
Accel Growth Fund Investors 2016 L.L.C.
Accel Leaders Fund Investors L.L.C.
Accel Growth Fund IV Associates L.L.C.
Accel Leaders Fund Associates L.L.C.
Accel London V Associates L.P.
Accel London V Associates L.L.C.

IN WITNESS WHEREOF, each of the undersigned have executed this Grant of Power of Attorney or a counterpart hereto as of the date first set forth above.

/s/ Andrew G. Braccia

Andrew G. Braccia in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Kevin J. Efrusy

Kevin J. Efrusy in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Sameer K. Gandhi

Sameer K. Gandhi in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Ping Li

Ping Li in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Arthur C. Patterson

Arthur C. Patterson in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Tracy L. Sedlock

Tracy L. Sedlock in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ James R. Swartz

James R. Swartz in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Ryan J. Sweeney

Ryan J. Sweeney in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity

/s/ Richard P. Wong

Richard P. Wong in his individual capacity and as member, partner, officer, trustee or equity holder of every entity that is an equity holder of a Granting Entity